As filed with the Securities and Exchange Commission on July 20, 2018

Registration No. 333-165714

Registration No. 333-168970

Registration No. 333-172100

Registration No. 333-180144

Registration No. 333-188679

Registration No. 333-196740

Registration No. 333-213956

Registration No. 333-218420

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-165714

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-168970

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172100

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-180144

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188679

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-196740

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-213956

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-218420

UNDER

THE SECURITIES ACT OF 1933

ANTHERA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1852016
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

J. Craig Thompson

Chief Executive Officer

Anthera Pharmaceuticals, Inc.

25801 Industrial Boulevard, Suite B

Hayward, California 94545

(510) 856-5600

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

AMENDED AND RESTATED 2010 STOCK OPTION AND INCENTIVE PLAN

2005 EQUITY INCENTIVE PLAN

2010 EMPLOYEE STOCK PURCHASE PLAN

2013 STOCK OPTION AND INCENTIVE PLAN

(Full Title of the Plans)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister unsold securities of Anthera Pharmaceuticals, Inc., a Delaware corporation (“Anthera” or the “Registrant”) that were registered on the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8 (No. 333-165714), filed with the Commission on March 25, 2010, which registered 263,047 shares of common stock, par value $0.001 (“Shares”) issuable pursuant to the terms of the Amended and Restated 2010 Stock Option and Incentive Plan (the “Option Plan”) and 1,313,944 Shares issuable pursuant to the terms of the 2005 Equity Incentive Plan (the “Equity Incentive Plan”).

•	Registration Statement on Form S-8 (No. 333-168970), filed with the Commission on August 20, 2010, which registered 300,000 additional Shares issuable pursuant to the Option Plan.

•	Registration Statement on Form S-8 (No. 333-172100), filed with the Commission on February 7, 2011, which registered 1,315,214 additional Shares issuable pursuant to the Option Plan and 250,000 Shares issuable pursuant to the Equity Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-180144), filed with the Commission on March 15, 2012, which registered 1,637,521 additional Shares issuable pursuant to the Option Plan and 250,000 Shares issuable pursuant to the Equity Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-188679), filed with the Commission on May 17, 2013, which registered 3,166,063 additional Shares issuable pursuant to the Option Plan, 250,000 Shares issuable pursuant to the 2010 Employee Stock Purchase Plan (the “2010 ESPP”), and 14,000,000 Shares issuable pursuant to the 2013 Stock Option and Incentive Plan (the “2013 Plan”).

•	Registration Statement on Form S-8 (No. 333-196740), filed with the Commission on June 13, 2014, as amended, which registered 31,250 additional Shares issuable pursuant to the 2010 ESPP and 500,000 additional Shares issuable pursuant to the 2013 Plan.

•	Registration Statement on Form S-8 (No. 333-213956), filed with the Commission on October 4, 2016, which registered 3,390,818 additional Shares issuable pursuant to the 2013 Plan.

•	Registration Statement on Form S-8 (No. 333-218420), filed with the Commission on June 1, 2017, as amended, which registered 500,000 additional Shares issuable pursuant to the 2013 Plan and 31,250 Shares issuable pursuant to the 2010 ESPP.

The Registrant has delisted its Common Stock from the NASDAQ Stock Market and is deregistering its Common Stock under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), through the filing of a Form 25 and Form 15 with the Commission.

Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Anthera Pharmaceuticals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on July 20, 2018.

ANTHERA PHARMACEUTICALS, INC.

By:	/s/ May Liu
	Name:	May Liu
	Title:	Senior Vice President, Finance and Administration

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 of the Securities Act.